UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under Armour, Inc. (the “Company”) is a leading developer, marketer, and distributor of branded performance apparel, footwear, and accessories. Suzanne J. Karkus, Senior Vice President of Apparel and an executive officer of the Company, has resigned from the Company to pursue other interests. Her resignation will be effective February 16, 2010. Management has appointed Matthew C. Mirchin, Senior Vice President of Sales for North America and a member of the Company’s management team, to serve as interim head of our North America wholesale apparel division while the Company searches for a new head of this division. The Company will pay Ms. Karkus her salary for six months pursuant to the terms of her previously disclosed Employee Confidentiality, Non-Competition and Non-Solicitation Agreement dated January 8, 2008. The Company has also agreed to pay Ms. Karkus $120,000 primarily to cover her transition and other expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: February 3, 2010	By:	/S/ WAYNE A. MARINO
Wayne A. Marino
Chief Operating Officer